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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           FREE RADICAL SCIENCES, INC.

        Incorporated pursuant to an original Certificate of Incorporation filed with the Secretary of State on December 23, 1992.

     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Free Radical Sciences, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the Corporation is Free Radical Sciences, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, Kent County. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business or the purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number and classes of shares of capital stock that the Corporation shall have authority to issue is as follows: (i) 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") and (ii) 8,134,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     The following is a statement of the designation and the powers, privileges and rights, and the qualifications, limitations of restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK
     ------------

     1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.


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     2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3. Dividends.
        ---------

          (a) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, provided, however, that (i) the declaration and payment of any such dividends shall be subject to any preferential dividend rights of any then outstanding Preferred Stock, (ii) no dividends shall be declared and paid on the Common Stock unless there is at the same time a dividend declared and paid on each share of Series A Preferred Stock in an amount equal to the dividends declared and paid on the number of whole shares of Common Stock into which such shares is convertible (as adjusted from time to time pursuant to Section 5 hereof), and
(iii) there shall not be declared or paid any dividends or distributions (as defined below) on shares of Common Stock without the approval of the holders of at least 75% of the shares of Series A Preferred Stock then outstanding.

          (b) For purposes of this Section 3, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase upon a right of first refusal, restricted stock agreement or other similar agreement, and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     5. SPECIAL VOTES. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of 75% of the then outstanding shares of the Common Stock and Series A Preferred Stock (as defined below), voting as a single class.

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B.   PREFERRED STOCK.
     ---------------

     1.   Designation.
          -----------

          (a) Eight million, one hundred and twenty-five thousand (8,125,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

          (b) Nine thousand (9,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Non-Convertible Preferred Stock" (the "Non-Convertible Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

     2.   Dividends.
          ---------

          (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends in an amount per share equal to the dividends declared and paid on the number of whole shares of Common Stock into which a shares of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof).

          (b) The holders of the Non-Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at an annual rate of $70.00 per share. Dividends shall be cumulative and shall accrue, whether or not declared, from and after the date of issuance.

     3.   Liquidation, Dissolution and Winding Up.
          ---------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Non-Convertible Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share

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ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amount which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Non-Convertible Preferred Stock then outstanding shall be entitled, by reason of their ownership thereof, to receive an amount equal to $1,000.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Non-Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Non-Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and Non-Convertible Preferred stock, upon the dissolution, liquidation or winding up of the Corporation, subject to paragraph (d) of this Section 3 below, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred Stock and Common Stock held by each (assuming conversion into Common Stock of all such shares).

          (d) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold greater than 50% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation, such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation. In the event of such merger, consolidation or asset sale, each holder of Series A Preferred Stock shall receive such holder's preference pursuant to the terms of Paragraph (a) of this Section 3 and to participate with the holders of Common Stock pursuant to Paragraph (c) of this
Section 3, up to a cap of total proceeds

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from the liquidation of $3.00 per share in 1994, or $4.00 per share in subsequent years; provided, however, that each holder of Series A Preferred Stock shall have the right to elect to participate in the transaction pursuant to the provisions of Subsection 5(i) hereof in lieu of receiving such holder's preference and participating up to a cap. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     4.   Voting.
          ------

          (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of 75% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Series A Preferred Stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization or issuance of any series of Series A Preferred Stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative

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vote of the holders of 75% of the then outstanding shares of Series A Preferred
Stock, voting as a single class.

          (c) Except as provided by law, the Non-Convertible Preferred Stock shall have no voting rights.

          5. OPTIONAL CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $1.00. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the fifth full day preceding the date fixed for the payment of any amounts distributable on liquidation, dissolution or winding up to the holders of Series A Preferred Stock.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Conversion Price.

          (c) MECHANICS OF CONVERSION.
              -----------------------

               (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or

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at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share, and all declared but unpaid dividends.

               (ii) The Corporation shall at all times when the Series A Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, which dividends shall be paid in accordance with clause (iv) below.

               (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of

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any declared and unpaid dividends thereon. Any shares of Series A Preferred
Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d)  ADJUSTMENTS FOR DILUTING ISSUES.
               -------------------------------

               (i) SPECIAL DEFINITIONs. For purposes of this Subsection 4(d), the following definitions shall apply:

                    (A) OPTION shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (i) awards granted to employees or consultants of the Corporation pursuant to the Corporation's 1994 Equity Incentive Plan (the "Plan") adopted by the Board of Directors, to acquire up to a maximum of 1,379,453 shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (ii) warrants issued to the original holders of the Series A Preferred Stock (the "Warrants").

                    (B) ORIGINAL ISSUE DATE shall mean the date on which a share of Series A Preferred Stock was first issued.

                    (C) CONVERTIBLE SECURITIES shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, excluding shares of Series A Preferred Stock issued in exercise of the Warrants.

                    (D) ADDITIONAL SHARES OF COMMON STOCK shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the

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Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                     (I) upon conversion of shares of Series A Preferred Stock
                         outstanding on the Original Issue Date or upon conversion of shares of Series A Preferred issued upon the exercise of the Warrants;

                    (II) as a dividend or distribution on Series A Preferred
                         Stock;

                   (III) by reason of a dividend or distribution covered by
                         Subsection 5(f) hereof, a stock split, or subdivision of shares of Common Stock covered by Subsection 5(e) hereof, or by reason of a dividend, stock split subdivision or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I) and (II) or this clause (III); or

                    (IV) upon the exercise of awards or warrants excluded from the definition of "Option" in Subsection 5(d)(i)(A).

                    (V) to Cornell Research Foundation, Inc., Gary W. Pace and Dennis I. Goldberg of 395,674 shares of Common Stock in the aggregate.

          (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock agreeing that no such

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adjustment shall be made as the result of the issuance of Additional Shares of
Common Stock.

          (iii) ISSUE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

     If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on

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the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

          (D) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

          (E) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be adjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security (prior to such change) been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

     (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

     In the event the Corporation shall issue, at any time or from time to time after the Original Issue Date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 5(f) or upon a stock split or combination as provided in Subsection 5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock outstanding

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immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 5(d)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Subsection 5(d)(i)(D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

     Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

          (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) CASH AND PROPERTY: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

               (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate

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amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in either case for the issuance of the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by

               (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall, at any time or from time to time after the Original Issue Date, effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall, at any time or from time to time while there are any shares of Series A Preferred Stock outstanding, combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

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               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock.

          (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. Subject to Section 3 hereof, in case of any consolidation or merger of the Corporation with or into another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold greater than 50% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 5 with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

          (I)  NOTICE OF RECORD DATE. In the event:

                (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation splits, subdivides or combines its outstanding shares of Common Stock;

              (iii) of any reclassification of the Common Stock of the
                    Corporation (other than a stock split, subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

               (A) the record date of such dividend, distribution, stock split, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, stock split, subdivision or combination are to be determined, or

               (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

6.   Mandatory Conversion.
     --------------------

          a. The Corporation may, at its option, require all (but not less than all) of the shares of Series A Preferred Stock then outstanding to be converted automatically into shares of Common Stock, at the then current Conversion Price, upon the consummation of an underwritten public offering of Common Stock of the Corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public in a firm commitment underwriting at a price of at least $3.00 per share during 1994 and at least $4.00 per share thereafter, resulting in the receipt by the Corporation of net proceeds from such sale of not less than $10,000,000 (a "Qualified Public Offering").

          b. All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock pursuant to this Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so requested by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     7.   Redemption of Series A Preferred Stock at Option of Holder.
          ----------------------------------------------------------

          a. Upon the fifth or any later anniversary of April 5, 1994, if the Corporation receives notice from holders of at least 75% of the then outstanding shares of Series A Preferred Stock agreeing to the redemption (the "Election Date"), on the date 30 days after the Election Date and the two following anniversaries of such day (collectively, the "Redemption Dates" and individually, a "Redemption Date"), each holder of Series A Preferred Stock shall have the right to require the Corporation to redeem on each of those dates up to 33%, 66% and 100% of the shares of Series A Preferred Stock held by such holder on each of those dates, or such lesser number of shares of Series A Preferred Stock as the holder may determine. If any shares of Series A Preferred Stock are eligible for redemption in one year and the holder elects not to have such shares redeemed on that Redemption Date, such holder may elect to have all or a portion of such shares redeemed on the anniversary of a Redemption Date in a later year; provided, that, such election is not made after the third anniversary of the first Redemption Date. Any holder desiring to exercise the redemption right granted herein (a "Requesting Holder") shall provide written notice to the Corporation setting forth the number of shares to be redeemed. On the Redemption Date and upon a holder's surrender, in accordance with this
Section 7(a), of his or its certificates representing shares to be redeemed, the redemption price shall be paid by the Corporation in cash in an amount equal to $1.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) of Series A Preferred Stock, plus an amount equal to all declared but unpaid dividends payable in accordance with Section 1 hereof on each share of Series A Preferred Stock to be redeemed (the "Redemption Price").

          b. Subject to the satisfaction of the condition set forth in the first sentence of Subsection 7(a) above, within five days following its receipt from a Requesting Holder of a notice of intent to exercise redemption rights pursuant to Subsection 7(a) hereof, the Corporation shall provide each holder of Series A Preferred Stock, other than the Requesting Holder, with a written notice (addressed to the holder at its address as it appears on the stock transfer books of the Corporation) containing an offer to redeem shares of Series A Preferred Stock as provided above, which notice shall specify the applicable Redemption Price. Each holder of Series A Preferred Stock, other than the Requesting Holder, will have until 10 days prior to the Redemption Date to provide the Corporation with written notice of such holder's acceptance of the redemption offer, which notice shall specify the number of shares to be redeemed. All notices or offers hereunder shall be sent by first class or registered mail, postage prepaid, and shall be deemed to have been provided when mailed.

          c. In the event that any holder of Series A Preferred Stock, other than the Requesting Holder, does not provide the Corporation with written notice of the holder's acceptance of the redemption offer on or before the date 10 days prior to the applicable Redemption Date, the Corporation shall have no obligation to redeem any shares of Series A Preferred Stock of such holder on the Redemption Date specified in its notice to such holder or at any time thereafter.

          d. The provisions of Subsection 7(a) notwithstanding, any such optional redemption is subject to the approval of a majority of the Board of Directors of the Corporation and such majority may, in the good faith belief that the requested redemption would be detrimental to the future prospects of the Corporation, postpone such redemption for a period of one year.

          e. In addition to the redemption rights set forth in Subsection 7(a), in the event that, (i) prior to the selection by the Corporation of a permanent Chief Executive Officer, the holders of 75% of the then outstanding shares of Series A Preferred Stock agree, or (ii) subsequent to such selection, a majority of the Corporation's Board of Directors agrees that an adverse change in the business prospects of the Corporation has occurred, then each holder of shares of Series A Preferred Stock may elect, at his or its option, to have the Corporation redeem

(on the date 30 days after such election) some or all of such shares at the Redemption Price; provided that, if the Corporation's funds are insufficient to make the requested redemption possible at the Redemption Price, then each holder who elected to redeem shall be entitled to redeem a ratable portion of his or its shares based on the availability of funds.

          f. On or prior to the Redemption Date, unless postponed pursuant to Subsection 7(d) above, the Requesting Holder and each other holder of Series A Preferred Stock accepting the Corporation's redemption offer shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Corporation's redemption offer. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Series A Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Series A Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

          g. For the purpose of determining whether funds are legally available for redemption of shares of Series A Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on the Redemption Date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder accepting the Corporation's redemption offer. The redemption requirements provided hereby shall be continuous, so that if on the Redemption Date such requirements shall not be fully discharged, without further action by any holder of Series A Preferred Stock, funds legally available shall be applied therefor until such requirements are fully discharged.

          h. The foregoing provisions of this Section 7 shall terminate on the consummation of a Qualified Public Offering.

     8.   Redemption of Non-Convertible Preferred Stock at Option of Holder.
          -----------------------------------------------------------------

          a. In the event of transfers aggregating more than 50% of the Corporation's outstanding Series A Preferred Stock to holders of record who are not (i) stockholders of the Corporation, (ii) the original holders of Series A Preferred Stock, (iii) Clintec Nutrition Company or (iv) any affiliates, partners or stockholders of any individuals or entities set forth in clauses
(ii) or (iii) hereof and upon the election at any time thereafter of the holders of a majority of the Non-Convertible Preferred Stock, the Corporation will redeem upon the later of (A) thirty (30) days after the consummation of the last such transfer or (B) ten (10) days after the Corporation's receipt of the notice of election of redemption from holders of a majority of the Non-Convertible Preferred Stock one quarter of the then outstanding shares of Non-Convertible Preferred Stock (the "Initial Redemption Date") and one quarter of such shares in each of the following three years on the anniversary date of the Initial Redemption Date (collectively, the "Redemption Dates" each a "Redemption Date") at a price equal to $1,000 per share plus any accrued, but unpaid dividends. The Corporation shall give written notice to the holders of record of the Non-Convertible Preferred Stock within 30 business days after there have been transfers of more than 50% of the Corporation's outstanding Series A Preferred Stock as provided in this subsection 8(a).

     If at the time of any due date of a redemption payment pursuant to this Subsectoin 8(a) the Corporation is then obligated to make a redemption pursuant to Section 7, no payment shall be made under this Subsection 8(a) until the Corporation's obligations under Section 7 have been satisfied in full.

          b. The provisions of Subsection 8(a) notwithstanding, a majority of the Board of Directors of the Corporation may, in the good faith belief that the requested redemption would be detrimental to the Corporation's interests, postpone such redemption for a period of one year.

          c. The Corporation may elect, at any time, to redeem 100% of the then-outstanding shares of Non-Convertible Preferred Stock at a price equal to $1,000 per share plus any accrued, but unpaid dividends.

          d. On or prior to the Redemption Date, unless postponed pursuant to
Section 8(b) above, each holder of NonConvertible Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Non-Convertible Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Non-Convertible Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Non-Convertible Preferred Stock accordingly.

     FIFTH. The Corporation is to have perpetual existence.

     SIXTH. The Board of Directors is expressly authorized to exercise all powers granted to the Directors by law except insofar as such powers are limited or denied herein or in the by-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the by-laws of the Corporation.

     SEVENTH. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article Eighth (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     NINTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereinafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director of officer occurring prior to such amendment or repeal.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated

Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by written consent in accordance with Section 228 of the Delaware General Corporation Law.

     Signed this 4th day of April, 1994.

                                          /s/ Gary W. Pace
                                       -----------------------
                                       Gary W. Pace, President



Attest:

        /s/ Inge Henriksen
- -----------------------------------
Inge Henriksen, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FREE RADICAL SCIENCES, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                        ---------------------------------


     Free Radical Sciences, Inc. (hereinafter called the

"Corporation"), organized and existing under and by virtue of the

General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: That the Board of Directors of the Corporation, by

written action in lieu of a meeting, proposed and declared

advisable the following amendment to the Corporation's Restated

Certificate of Incorporation:

          That the Board of Directors of the Corporation deems it advisable that the Certificate of Incorporation of the Corporation be amended to change the name of the Company to "Transcend Therapeutics, Inc.", such amendment to be effected by amending Article First of the Certificate of Incorporation of the Corporation to read as follows:

          "ARTICLE FIRST:      The name of the Corporation is
                               Transcend Therapeutics, Inc."; and

          such amendment be submitted to the stockholders of the Corporation for their review and approval.

     SECOND: That the stockholders of the Corporation have duly consented to the adoption of the foregoing resolution and the amendment contained therein; that written notice of such consent has been delivered to all stockholders not so consenting; and that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and 242 of the General

Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 9th day of June, 1995

                                            FREE RADICAL SCIENCES, INC.

                                            /s/ B. Nicholas Harvey
                                            ---------------------------
                                            B. Nicholas Harvey
                                            Chief Financial Officer

         [Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TRANSCEND THERAPEUTICS, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                        ---------------------------------

     Transcend Therapeutics, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: In a Written Action in Lieu of a Meeting of all of the members of the Board of Directors of the Corporation on September 1, 1995, resolutions were duly adopted proposing an Amendment to the Restated Certificate of Incorporation, as amended, of the Corporation changing Article Fourth of the Restated Certificate of Incorporation as provided for herein, and submitting such proposal to the shareholders of the Corporation.

     SECOND: Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the proposed Amendment to the Restated Certificate of Incorporation has been approved and adopted by the shareholders of the Corporation.

     THIRD: Accordingly, Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

          9. The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation is hereby deleted in its entirety and replaced with the following:

               FOURTH: The total number and classes of shares of capital stock that the Corporation shall have authority to issue is as follows: (i) 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") and (ii) 12,100,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

          10. Section B.1. of Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation is hereby deleted in its entirety and replaced with the following:

     C.   PREFERRED STOCK.

          1.   Designation.
               -----------

               (a) Twelve million, ninety-one thousand (12,091,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

               (b) Nine thousand (9,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Non-Convertible Preferred Stock" (the "Non-Convertible Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

     IN WITNESS WHEREOF, Transcend Therapeutics, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation, as amended, to be executed by B. Nicholas Harvey, Treasurer and Secretary of the Corporation, this 12th day of September, 1995.

                                  TRANSCEND THERAPEUTICS, INC.

                                  By:  /s/ B. Nicholas Harvey
                                     -------------------------
                                     B. Nicholas Harvey
                                     Treasurer and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TRANSCEND THERAPEUTICS, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                        ---------------------------------

     Transcend Therapeutics, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: In a Written Action in Lieu of a Meeting of all of the members of the Board of Directors of the Corporation on December 20, 1995, resolutions were duly adopted proposing an Amendment to the Restated Certificate of Incorporation, as amended, of the Corporation changing Article Fourth of the Restated Certificate of Incorporation as provided for herein, and submitting such proposal to the shareholders of the Corporation.

     SECOND: Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the proposed Amendment to the Restated Certificate of Incorporation has been approved and adopted by the shareholders of the Corporation.

     THIRD: Accordingly, Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

          2. The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation is hereby deleted in its entirety and replaced with the following:

               FOURTH: The total number and classes of shares of capital stock that the Corporation shall have authority to issue is as follows: (i) 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") and 13,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

          3. Section B.1. of Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation is hereby deleted in its entirety and replaced with the following:

     E.   PREFERRED STOCK.
          ---------------

          1.   Designation.
               -----------

               (a) Twelve million, nine hundred ninety-one thousand (12,991,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

               (b) Nine thousand (9,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Non-Convertible Preferred Stock" (the "Non-Convertible Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

     IN WITNESS WHEREOF, Transcend Therapeutics, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation, as amended, to be executed by B. Nicholas Harvey, Treasurer and Secretary of the Corporation, this 24th day of January, 1996.

                                  TRANSCEND THERAPEUTICS, INC.

                                  By:  /s/ B. Nicholas Harvey
                                     -------------------------
                                     B. Nicholas Harvey
                                     Treasurer and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TRANSCEND THERAPEUTICS, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                        ---------------------------------

     Transcend Therapeutics, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: In a meeting of the members of the Board of Directors of the Corporation at which a quorum was present at all times held on July 25, 1996, resolutions were duly adopted proposing an Amendment to the Restated Certificate of Incorporation of the Corporation changing Article FOURTH of the Restated Certificate of Incorporation as provided for herein, and submitting such proposal to the shareholders of the Corporation.

     SECOND: Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the proposed Amendment to the Restated Certificate of Incorporation has been approved and adopted by the shareholders of the Corporation and written notice has been given as provided in Section 228.

     THIRD: Accordingly, Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced as set forth in EXHIBIT A hereto.

     IN WITNESS WHEREOF, Transcend Therapeutics, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation, as amended, to be executed by B. Nicholas Harvey, Treasurer and Secretary of the Corporation, this 30 day of July, 1996.

                                  TRANSCEND THERAPEUTICS, INC.

                                  By:  /s/ B. Nicholas Harvey
                                     -------------------------
                                     B. Nicholas Harvey
                                     Treasurer and Secretary

                                    Exhibit A
                                    ---------

     FOURTH: The total number and classes of shares of capital stock that the Corporation shall have authority to issue is as follows: (i) 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock") and (ii) 16,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     The following is a statement of the designation and the powers, privileges and rights, and the qualifications, limitations of restrictions thereof in respect of each class of capital stock of the Corporation.

F.   COMMON STOCK
     ------------

     1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3.   DIVIDENDS.
          ---------

          (a) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, provided, however, that (i) the declaration and payment of any such dividends shall be subject to any preferential dividend rights of any then outstanding Preferred Stock, (ii) no dividends shall be declared and paid on the Common Stock unless there is at the same time a dividend declared and paid on each share of Series A Preferred Stock and Series B Preferred stock (each as defined below) in an amount equal to the dividends declared and paid on the number of whole shares of Common Stock into which such shares is convertible (as adjusted from time to time pursuant to Section 5 hereof), and (iii) there shall not be declared or paid any dividends or distributions (as defined below) on shares of Common Stock without the approval of the holders of at least 75% of the shares of Series A Preferred Stock and 75% of the Series B Preferred Stock then outstanding.

          (b) For purposes of this Section 3, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase upon a right of first refusal, restricted stock agreement or other similar agreement, and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     5. SPECIAL VOTES. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of 75% of the then outstanding shares of the Common Stock, Series A Preferred Stock and Series B Preferred Stock (each as defined below) voting as a single class.

G.   PREFERRED STOCK.

     1.   DESIGNATION.
          -----------
          (a) Twelve Million, nine hundred ninety one (12,991,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

          (b) Three Million (3,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below. The Series A Preferred Stock and Series B Preferred Stock are sometimes referred to collectively herein as the "Convertible Preferred Stock".

          (c) Nine thousand (9,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Non-Convertible Preferred Stock" (the "Non-Convertible Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

     2.   Dividends.
          ---------

          (a) The holders of the Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends in an amount per share equal to the dividends declared and paid on the number of whole shares of Common Stock into which a share of such series of Convertible Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof).

          (b) The holders of the Non-Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at an annual rate of $70.00 per share. Dividends shall be cumulative and shall accrue, whether or not declared, from and after the date of issuance.

     3.   Liquidation, Dissolution and Winding Up.
          ---------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Non-Convertible Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to $1.00 per share (with respect to shares of Series A Preferred Stock) and $1.50 per share (with respect to shares of Series B Preferred Stock) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amount which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Convertible Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Non-Convertible Preferred Stock then outstanding shall be entitled, by reason of their ownership thereof, to receive an amount equal to $1,000.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Non-Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Non-Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) After the payment of all preferential amounts required to be paid to the holders of Convertible Preferred Stock and Non-Convertible Preferred stock, upon the dissolution, liquidation or winding up of the Corporation, subject to paragraph (d) of this Section 3 below, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Convertible Preferred Stock and Common Stock held by each (assuming conversion into Common Stock of all such shares).

          (d) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold greater than 50% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation, such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation. In the event of such merger, consolidation or asset sale, each holder of Convertible Preferred Stock shall receive such holder's preference pursuant to the terms of Paragraph (a) of this Section 3 and participate with the holders of Common Stock pursuant to Paragraph (c) of this
Section 3, up to a cap of total proceeds from the liquidation of $4.00 per share; provided, however, that each holder of Convertible Preferred Stock shall have the right to elect to participate in the transaction pursuant to the provisions of Subsection 5(i) hereof in lieu of receiving such holder's preference and participating up to a cap. The amount deemed distributed to the holders of Convertible Preferred Stock upon any such merger or consolidation shall be cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     4.   Voting.
          ------

          (a) Each holder of outstanding shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Convertible Preferred Stock and Common Stock shall vote together as a single class.

          (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of any series of Convertible Preferred Stock so as to affect adversely such series of Convertible Preferred Stock, without the written consent or affirmative vote of the holders of 75% of the then outstanding shares of such series of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over either series of Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely such series of Convertible Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with either series of Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely such series of Preferred Stock. The number of authorized shares of either series of Convertible Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of 75% of the then outstanding shares of such series of Convertible Preferred Stock, voting as a single class.

          (c) Except as provided by law, the Non-Convertible Preferred Stock shall have no voting rights.

     5. OPTIONAL CONVERSION. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (with respect to the conversion of shares of Series A Preferred Stock) and $1.50 (with respect to the conversion of shares of Series B Preferred Stock) by the appropriate Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common stock shall be deliverable upon conversion of Convertible Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $1.00 (with respect to the conversion of shares of Series A Preferred Stock) and $1.50 (with respect to the conversion of shares of Series B Preferred Stock). Such initial Conversion Price, and the rate at which shares of Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Convertible Preferred Stock pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the fifth full day preceding the date fixed for the payment of any amounts distributable on liquidation, dissolution or winding up to the holders of Convertible Preferred Stock.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Conversion Price.

          (c) Mechanics of Conversion.
              -----------------------

               (i) In order for a holder of shares of Convertible Preferred Stock to convert such shares of Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Convertible Preferred Stock at the office of the transfer agent for such Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of such Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of such shares of Convertible Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share, and all declared but unpaid dividends.

               (ii) The Corporation shall at all times when any Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared and unpaid dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, which dividends shall be paid in accordance with clause (iv) below.

               (iv) All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce accordingly the authorized shares of either or both series of Convertible Preferred Stock.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d)  Adjustments for Diluting Issues.
          -------------------------------

               (i) SPECIAL DEFINITIONS. For purposes of this Subsection 4(d), the following definitions shall apply:

                    (A) Option shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (i) awards granted to employees or consultants of the Corporation pursuant to the Corporation's 1994 Equity Incentive Plan (the "Plan") as adopted and amended by the Board of Directors, to acquire up to a maximum of 1,879,453 shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (ii) warrants issued to the original holders of the Series A Preferred Stock and not subsequently cancelled (the "Warrants").

                    (B) ORIGINAL ISSUE DATE shall mean the date on which a share of Series A Preferred Stock was first issued.

                    (C) CONVERTIBLE SECURITIES shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, excluding shares of Series A Preferred Stock issued in exercise of the Warrants and shares of Convertible Preferred Stock issued upon conversion of the Company's Secured Convertible Term Notes due January 15, 1997 (the "Notes").

                    (D) ADDITIONAL SHARES OF COMMON STOCK shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (I) upon conversion of shares of Series A Preferred Stock outstanding on the Original Issue Date or upon conversion of shares of Series A

                              Preferred Stock issued upon the
                              exercise of the Warrants;

                         (II) as a dividend or distribution on
                              Convertible Preferred Stock;

                        (III) by reason of a dividend or
                              distribution covered by
                              Subsection 5(f) hereof, a stock
                              split, or subdivision of shares of
                              Common Stock covered by
                              Subsection 5(e) hereof, or by reason
                              of a dividend, stock split
                              subdivision or other distribution on
                              shares of Common Stock excluded from
                              the definition of Additional Shares
                              of Common Stock by the foregoing
                              clauses (I) and (II) or this clause
                              (III);

                         (IV) upon the exercise of awards or
                              warrants excluded from the
                              definition of "Option" in
                              Subsection 5(d)(i)(A);

                         (V) upon conversion of shares of Convertible Preferred Stock issued as interest on or upon conversion of the Notes; or

                         (VI) to Cornell Research Foundation,
                              Inc., Gary W. Pace and Dennis I.
                              Goldberg of 360,547 shares of Common
                              Stock in the aggregate.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Convertible Preferred Stock is convertible shall be made by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of (i) at least 75% of the then outstanding shares of Series A Preferred Stock (with respect to the Conversion Price thereof) and/or
(ii) at least 75% of the then outstanding shares of Series B Preferred Stock (with respect to the Conversion Price thereof) agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                    (iii) ISSUE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

     If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

          (D) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

          (E) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be adjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security (prior to such change) been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

     (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

     In the event the Corporation shall issue, at any time or from time to time after the Original Issue Date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 5(f) or upon a stock split or combination as provided in Subsection 5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 5(d)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Subsection 5(d)(i)(D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

     Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

          (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) CASH AND PROPERTY: Such consideration shall:

                    (I) insofar as it consists of cash, be
computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (II) insofar as it consists of property
other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

               (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in either case for the issuance of the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by

               (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall, at any time or from time to time after the Original Issue Date, effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall, at any time or from time to time while there are any shares of Convertible Preferred Stock outstanding, combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

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

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had such holder's shares of Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Convertible Preferred Stock.

          (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. Subject to Section 3 hereof, in case of any consolidation or merger of the Corporation with or into another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold greater than 50% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interest thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

          (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

          (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock and/or Series B Preferred Stock (as applicable) a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Convertible

Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock or and/or Series B Preferred Stock (as applicable).

               (I)  NOTICE OF RECORD DATE. In the event:

                     (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii) that the Corporation splits, subdivides or combines its outstanding shares of Common Stock;

                   (iii) of any reclassification of the Common Stock of the
                         Corporation (other than a stock split, subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                    (iv) of the involuntary or voluntary dissolution,
                         liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Convertible Preferred Stock, and shall cause to be mailed to the holders of the Convertible Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

                    (A) the record date of such dividend, distribution, stock split, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, stock split, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     6.   Mandatory Conversion.
          --------------------

          a. The Corporation may, at its option, require all (but not less than all) of the shares of Series A Preferred Stock or Series B Preferred Stock, or both then outstanding to be converted automatically into shares of Common Stock, at the then current Conversion Price, upon the consummation of an underwritten public offering of Common Stock of the Corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public in a firm commitment underwriting at a price of at least $4.00 per share and resulting in the receipt by the Corporation of net proceeds from such sale of not less than $10,000,000 (a "Qualified Public Offering").

          b. All holders of record of shares of Convertible Preferred Stock to be converted hereunder will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Convertible Preferred Stock pursuant to this Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the date fixed for conversion, all rights with respect to the Convertible Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred

Stock has been converted. If so requested by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

7.   Redemption of Convertible Preferred Stock at Option of Holder.
     -------------------------------------------------------------

     a. Upon the fifth or any later anniversary of April 5, 1994, if the Corporation receives notice from holders of at least 75% of the then outstanding shares of Series A Preferred Stock and/or 75% of the then outstanding shares of Series B Preferred Stock agreeing to the redemption (the "Election Date"), on the date 30 days after the Election Date and the two following anniversaries of such day (collectively, the "Redemption Dates" and individually, a "Redemption Date"), each holder of shares of such series of Convertible Preferred Stock shall have the right to require the Corporation to redeem on each of those dates up to 33%, 66% and 100% of the shares of such series of Convertible Preferred Stock held by such holder on each of those dates, or such lesser number of shares of such series of Convertible Preferred Stock as the holder may determine. If any shares of Convertible Preferred Stock are eligible for redemption in one year and the holder elects not to have such shares redeemed on that Redemption Date, such holder may elect to have all or a portion of such shares redeemed on the anniversary of a Redemption Date in a later year; provided, that, such election is not made after the third anniversary of the first Redemption Date. Any holder desiring to exercise the redemption right granted herein (a "Requesting Holder") shall provide written notice to the Corporation setting forth the number of shares to be redeemed. On the Redemption Date and upon a holder's surrender, in accordance with this
Section 7(a), of his or its certificates representing shares to be redeemed, the redemption price shall be paid by the Corporation in cash in an amount equal to $1.00 per share (with respect to the redemption of shares of Series A Preferred Stock) and $1.50 per share (with respect to the redemption of shares of Series B Preferred Stock) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus an amount equal to all declared but unpaid dividends payable in accordance with Section 1 hereof on each share of Convertible Preferred Stock to be redeemed (the "Redemption Price").

     b. Subject to the satisfaction of the condition set forth in the first sentence of Subsection 7(a) above, within five days following its receipt from a Requesting Holder of a notice of intent to exercise redemption rights pursuant to Subsection 7(a) hereof with respect to either or both series of Convertible Preferred Stock, the Corporation shall provide each holder of shares of such series of Convertible Preferred Stock, other than the Requesting Holder, with a written notice (addressed to the holder at its address as it appears on the stock transfer books of the Corporation) containing an offer to redeem shares of such series of Convertible Preferred Stock as provided above, which notice shall specify the applicable Redemption Price. Each holder of such series of Convertible Preferred Stock, other than the Requesting Holder, will have until 10 days prior to the Redemption Date to provide the Corporation with written notice of such holder's acceptance of the redemption offer, which notice shall specify the number of shares to be redeemed. All notices or offers hereunder shall be sent by first class or registered mail, postage prepaid, and shall be deemed to have been provided when mailed.

     c. In the event that any holder of Convertible Preferred Stock, other than the Requesting Holder, does not provide the Corporation with written notice pursuant to Section 7(b) of the holder's acceptance of the redemption offer on or before the date 10 days prior to the applicable Redemption Date, the Corporation shall have no obligation to redeem any shares of such series of Convertible Preferred Stock of such holder on the Redemption Date specified in its notice to such holder or at any time thereafter.

     d. The provisions of Subsection 7(a) notwithstanding, any such optional redemption is subject to the approval of a majority of the Board of Directors of the Corporation and such majority may, in the good faith belief that the requested redemption would be detrimental to the future prospects of the Corporation, postpone such redemption for a period of one year.

     e. In addition to the redemption rights set forth in Subsection 7(a), in the event that, (i) prior to the selection by the Corporation of a permanent Chief Executive Officer, the holders of 75% of the then outstanding shares of Series A Preferred Stock agree, or (ii) subsequent to such selection, a majority of the Corporation's Board of Directors agrees that an adverse change in the business prospects of the Corporation has occurred, then each holder of shares of Convertible Preferred Stock may elect, at his or its option, to have the Corporation redeem (on the date 30 days after such election) some or all of such shares at the Redemption Price; provided that, if the Corporation's funds are insufficient to make the requested redemption possible at the Redemption Price, then each holder who elected to redeem shall be entitled to redeem a ratable portion of his or its shares based on the availability of funds.

     f. On or prior to the Redemption Date, unless postponed pursuant to Subsection 7(d) above, the Requesting Holder and each other holder of Convertible Preferred Stock accepting the Corporation's redemption offer shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Corporation's redemption offer. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Convertible Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of redeemed Convertible Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

     g. For the purpose of determining whether funds are legally available for redemption of shares of Convertible Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on the Redemption Date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Convertible Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the amount otherwise receivable by each holder accepting the Corporation's redemption offer. The redemption requirements provided hereby shall be continuous, so that if on the Redemption Date such requirements shall not be fully discharged, without further action by any holder of Convertible Preferred Stock, funds legally available shall be applied therefor until such requirements are fully discharged.

          h. The foregoing provisions of this Section 7 shall terminate on the consummation of a Qualified Public Offering.

     8. Redemption of Non-Convertible Preferred Stock at Option of Holder.
        -----------------------------------------------------------------

          a. In the event of transfers aggregating more than 50% of the outstanding Series A Preferred Stock or more than 50% of the outstanding Series B Preferred Stock to holders of record who are not (i) stockholders of the Corporation, (ii) the original holders of Convertible Preferred Stock, (iii) Clintec Nutrition Company (with respect solely to transfers of shares of Series A Preferred Stock) or (iv) any affiliates, partners or stockholders of any applicable individuals or entities set forth in clauses (ii) or (iii) hereof and upon the election at any time thereafter of the holders of a majority of the Non-Convertible Preferred Stock, the Corporation will redeem upon the later of
(A) thirty (30) days after the consummation of the last such transfer or (B) ten
(10) days after the Corporation's receipt of the notice of election of redemption from holders of a majority of the NonConvertible Preferred Stock one quarter of the then outstanding shares of Non-Convertible Preferred Stock (the "Initial Redemption Date") and one quarter of such shares in each of the following three years on the anniversary date of the Initial Redemption Date (collectively, the "Redemption Dates" each a "Redemption Date") at a price equal to $1,000 per share plus any accrued, but unpaid dividends. The Corporation shall give written notice to the holders of record of the Non-Convertible Preferred Stock within 30 business days after there have been transfers of more than 50% of the outstanding shares of Series A Preferred Stock and/or more than 50% of the outstanding Series B Preferred Stock as provided in this subsection 8(a).

     If at the time of any due date of a redemption payment pursuant to this Subsection 8(a) the Corporation is then obligated to make a redemption pursuant to Section 7, no payment shall be made under this Subsection 8(a) until the Corporation's obligations under Section 7 have been satisfied in full.

          b. The provisions of Subsection 8(a) notwithstanding, a majority of the Board of Directors of the Corporation may, in the good faith belief that the requested redemption would be detrimental to the Corporation's interests, postpone such redemption for a period of one year.

          c. The Corporation may elect, at any time, to redeem 100% of the then-outstanding shares of Non-Convertible Preferred Stock at a price equal to $1,000 per share plus any accrued, but unpaid dividends.

          d. On or prior to the Redemption Date, unless postponed pursuant to
Section 8(b) above, each holder of NonConvertible Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Non-Convertible Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Non-Convertible Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Non-Convertible Preferred Stock accordingly.